(STATE STREET LOGO)

State Street Bank and Trust Company
P.O. Box 351
Boston, Massachusetts 02101

                                                      January 23, 1996

Westerbeke Corporation
Avon Industrial Park
Avon, MA 02322

                          RE:  Loan Facility

Ladies and Gentlemen:

      State Street Bank and Trust Company (the "Bank") is pleased to make available to Westerbeke Corporation, an organization organized under the laws of The Commonwealth of Massachusetts (the "Borrower") a $500,000 revolving line of credit (the "Revolving Line of Credit") and term loan facility "Term Loan") on the following terms and conditions:

      I. The Revolving Line of Credit

      1. Term. The Revolving Line of Credit shall commence on the date hereof and expire on June 30, 1996 (the "Revolving Maturity
Date"), unless extended by mutual agreement.

      2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, the Bank agrees to make revolving loans provided for herein (each, a "Revolving Loan") (the Revolving Loans and the Term Loan, as hereinafter defined, collectively, the "Loans"). If a request for a Revolving Loan is made orally, it shall be immediately confirmed in writing if requested by the Bank. The outstanding amount of all Revolving Loans hereunder shall not at any time exceed $500,000.

      3. Evidence of Indebtedness. All Revolving Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"). The Borrower hereby authorizes the Bank to record each Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall be conclusive and binding.

      4. Interest Rate. Principal on each outstanding Revolving Loan shall bear interest at a floating rate per annum equal to the Bank's Prime Rate. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, "Prime Rate" shall mean the rate of interest per annum announced from time to time by Bank in Boston, Massachusetts as its Prime Rate.

      5. Payments and Prepayment. Interest on Revolving Loans shall be payable monthly in arrears on the first business day of each month commencing February 1, 1996, or on the first business day of the month following advancement of the initial Revolving Loans, and on the same day when principal is payable, whether upon acceleration following an Event of Default as defined herein or on the Revolving Maturity Date. On the Revolving Maturity Date all Revolving Loans, shall be paid in full, provided, however that so long as no default has occurred and is continuing hereunder, on the Revolving Maturity Date, all outstanding Revolving Loans shall be converted into a Term Loan (the "Term Loan") and shall be payable as provided herein. Revolving Loans may be prepaid without penalty and any amounts prepaid may be reborrowed subject to the terms hereof. All payments of principal and interest shall be made in immediately available United States dollars at the main office of the Bank.

      6. Use of Funds. Proceeds of Revolving Loans may be used only for purchase of equipment for which the Bank has been provided an invoice and adequate description of the equipment to be purchased.

      II. The Term Loan

      On the Revolving Maturity Date, unless an Event of Default has occurred and is continuing, the outstanding amount of all Revolving Loans shall be converted to the Term Loan. Principal outstanding under the Term Loan shall be payable in equal consecutive monthly installments each in an amount necessary to fully amortize the outstanding amount of the Term Loan in 60 such monthly installments. Interest on principal outstanding under the Term Loan shall be payable at either a floating rate equal to the Bank's Prime Rate per annum or a fixed rate of interest quoted by the Bank as its applicable cost of funds, determined in discretion of the Bank, plus 2.25% percent per annum (such rate, the "Fixed Interest Rate"). Interest on the Term Loan is payable commencing on July 1, 1996 and on the first business day of each month thereafter with all outstanding principal outstanding under the Term Loan with accrued and unpaid interest due and payable in full on June 30, 2001 (the "Maturity Date"). The Term Loan shall be evidenced by the Note and may be prepaid without penalty in the event the Term Loan bears interest at the Prime Rate, and only if the Borrower simultaneously pays all Lost Interest Income, cost and expense of the Bank in connection with such prepayment in the event the Term Loan bears interest at the Fixed Interest Rate. As used herein, "Lost Interest Income" shall be computed by the Bank by determining the interest rate differential between the Fixed Interest Rate on the Term Loan and the yield on a United States Government Treasury instrument with a similar maturity as the remaining term of the Term Loan. In the event that the rate differential is such that the yield on such treasury instrument is greater than the Fixed Interest Rate, no Lost Interest Income shall be payable. In the event that the Fixed Interest Rate is greater than the yield on such treasury instrument, the difference shall be multiplied by the principal amount of the Term Loan being prepaid computed monthly for the remaining term of the Term Loan and the present value (using 6 month treasury rate) of such monthly compensation shall be calculated and paid to the Bank as "Lost Net Interest Income". Amounts of the Term Loan which are prepaid may not be reborrowed.

      III. General Loan Terms

      1. Security. The Loans will be secured by the equipment purchased with the proceeds of the Revolving Loans as described in a Security Agreement executed in connection herewith (the "Security Agreement").

      2. Covenants. Until all Obligations have been paid in full, the Borrower covenants and agrees as follows:

      a) To maintain as of the end of each fiscal quarter Working Capital of not less than $4,500,000;

      b) To maintain as of the end of each fiscal quarter Consolidated Tangible Net Worth of not less than $8,500,000 plus 40% of net income earned during the previous fiscal quarter on a cumulative basis;

      c) To maintain as of the end of each fiscal year a Debt Service Coverage Ratio of not less than 4 to 1;

      d) To maintain as of the end of each fiscal quarter a Leverage Ratio of not more than 1 to 1;

      e) Not to create, incur, assume or guarantee and Indebtedness other than (i) Indebtedness to the Bank, (ii) Indebtedness existing as of the date of this letter agreement and disclosed on Exhibit B, and
      (iii) other Indebtedness with the prior consent of the Bank;

      f) Not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon any of its assets or properties, other than (i) those in favor of the Bank, (ii) those shown on Exhibit B and (iii) those for which the Bank has given its prior written approval;

      g) To (i) duly observe and comply with all applicable laws, including without limitation, those pertaining to environmental matters and the release or threat of release of hazardous substances, and pension and retirement plans, and pay all taxes and governmental charges prior to the time they become delinquent, (ii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business,
      (iii) keep its properties and assets in good repair and insured in such amounts as is customary in the industry and as the Bank may require, (iv) remain engaged substantially in the business in which it is currently engaged, (v) not sell or dispose of any assets except in the ordinary course of business or merge or consolidate with or into any entity, (vi) not pay any dividends on any class of stock or make any other distribution or payment on account of such stock in any fiscal year in excess of net income earned in such fiscal year, (vii) comply with all terms and provisions of all documents evidencing or securing any Indebtedness to any party other than the Bank ("Other Indebtedness"), (viii) immediately notify the Bank of any default or event of default with respect to Other Indebtedness and to provide to the Bank a copy of any notice received by the Borrower relating thereto or any notice or claim of any such default, and (ix) immediately notify the Bank of any default or event of default hereunder and of any litigation or governmental proceeding commenced or threatened in writing against the Borrower;

      h) To permit the Bank upon reasonable notice to visit and inspect the properties of the Borrower and make copies or abstracts from the Borrower's books and records;

      i) To pay (i) all fees, costs and expenses incurred or paid by the Bank in connection with the administration, enforcement or amendment of this letter agreement or any other documents executed in connection herewith, including any fees associated with commercial finance exams conducted by the Bank;

      j) Until the Maturity Date, to submit to the Bank: (i) within 60 days of the end of each fiscal quarter of the Borrower, Borrower's financial statements, including balance sheet and income statement, together with a certificate of compliance executed by the chief financial officer of the Borrower in a form acceptable to the Bank,
      (ii) within 120 days of the end of each fiscal year of the Borrower, Borrower's annual financial statements [audited/reviewed] by a certified public accountant acceptable to the Bank, (iii) such other financial statements and information as the Bank may reasonably request from time to time and (iv) within 10 days after the making of any Revolving Loan, a copy of the invoice with respect to equipment purchased using the proceeds of such Revolving Loan; and

      k) Execute and deliver such additional instruments and take such further action as the Bank may reasonably request solely to effect the purpose of this letter agreement and the Loans evidenced by the Note.

      3. Representations and Warranties. The Borrower represents and warrants that:

      a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its property and conduct its business as is now conducted, is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualifications and maintains no permanent offices, assets, employees or business operations in any state other than in The Commonwealth of Massachusetts, provided, however that the Borrower may from time to time maintain personnel and assets temporarily at locations outside of The Commonwealth of Massachusetts;

      b) The execution, delivery and performance of this letter agreement, the Note and the Security Agreement (i) are, and will be, within its corporate power and authority, (ii) have been authorized by all necessary corporate proceedings, (iii) do not, and will not, require the consent of the stockholders of the Borrower or approvals of any governmental authority, (iv) will not contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (v) will not constitute a default under any other agreement, order or undertaking binding on the Borrower, and (vi) will not require the consent or approval of any obligee or holder of any instrument relating to the Other Indebtedness;

      c) This letter agreement, the Note, the Security Agreement and related documents constitute the legal, valid, binding and enforceable obligations of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

      d) All financial statements previously furnished to the Bank by it were prepared in accordance with generally accepted accounting principles and present fairly and completely the financial position of the Borrower. Since the date of such statements, there has been no material, adverse change in the assets, liabilities, financial condition or business of the Borrower other than in the ordinary course of business;

      e) The Borrower has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it, except for encumbrances shown on Exhibit B;

      f) there is no litigation, arbitration, proceeding or investigation pending, or to the best of the Borrower's knowledge threatened, against the Borrower except those previously disclosed by the Borrower to the Bank in writing; and

      g) The making of each Loan hereunder shall be deemed to be a reaffirmation by the Borrower as to the representations and warranties contained in this paragraph and confirmation that no Event of Default has occurred hereunder.

      4. Availability of Loans. The availability of Revolving Loans under this facility is subject to satisfaction of the following:

      a) Receipt by the Bank of a duly executed copy of this letter, the Note, the Security Agreement and insurance certificate, Uniform Commercial Code financing statements, a Clerk's certificate relating to corporate proceedings;

      b) Receipt by the Bank of a certificate of legal existence and good standing with respect to the Borrower issued by the Secretary of The Commonwealth of Massachusetts, evidence of payment of all taxes due and owing the Borrower which shall either be in the form of a tax good standing certificate issued by the Massachusetts Department of Revenue or a certification by the Treasurer of the Borrower that all such taxes have been duly paid, and copies of the Articles of Organization certified by the Massachusetts Secretary of the Commonwealth and By-Laws of the Borrower certified by the Clerk of the Borrower;

      c) There shall have occurred (i) no Event of Default continuing beyond any applicable cure periods under this letter agreement or the Security Agreement and no Event of Default shall occur after giving effect to the making of the requested loan, and (ii) no material adverse change in the assets, liabilities, financial condition, business or prospects of the Borrower, as determined by the Bank acting in good faith; and

      d) The Bank shall have filed such UCC financing statements in appropriate offices and received such releases as the Bank shall deem to be necessary in order to provide the Bank a first priority perfected security interest in all Collateral described in the Security Agreement; and

      e) Completion of such due diligence and other matters and receipt of such additional documentation as the Bank may reasonably require.

      5. Events of Default. It will be an Event of Default hereunder if any of the following events occurs:

      a) the Borrower fails to pay when due any amount of principal or interest on any Loan or any fees or expenses payable hereunder or under the Note on the due date therefor; or

      b) the Borrower fails to perform any term, covenant or agreement contained in this letter agreement, which in the case of section III2g) of this letter agreement only continues for 15 days from the earlier of the date when the Borrower first becomes aware of such failure or receives notice from the Bank as to such failure, the Note or the Security Agreement or any other agreement or document executed in connection with this letter agreement continuing beyond any applicable grace periods: or

      c) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Borrower as determined by the Bank acting in good faith or a change in the senior management or controlling ownership interest of the Borrower from that existing on the date hereof; or

      d) any representation or warranty of the Borrower made in this letter agreement, the Note, the Security Agreement or any other document executed in connection with this letter agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

      e) the Borrower fails to pay or perform any obligation to the Bank, including under the $3,000,000 revolving line of credit made available by the Bank to the Borrower, or the Borrower fails to pay at maturity, or within any applicable period of grace, any obligations for borrowed monies or advances, or for the use of real or personal property, or fails to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

      f) the Borrower (i) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefits of its creditors, (iv) commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other laws providing for the relief of debtors, (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition, filed against it in an involuntary case under the Federal Bankruptcy Code or other law, or (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or

      g) a proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or action under the laws of the jurisdiction of incorporation or organization of the Borrower or similar to any of the foregoing shall be taken with respect to the Borrower and shall continue unstayed and in effect for any period of 30 days; or

      h) a final judgment or final order for the payment of money is entered against the Borrower by any court, or an execution or similar process is issued or levied against property of the Borrower, that in the aggregate exceeds $100,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 day; or

      i) the Borrower permits any employee pension benefit plan, as that term is defined in the Employment Retirement Income Security Act of 1974, as amended ("Erisa") maintained by it to (a) engage in any prohibited transaction as that term is defined in Section 4975 of the internal Revenue Code of 1986, as amended, (b) incur any "accumulated funding deficiency" as that term is defined in Erisa, whether or not waived, or (c) terminate in any manner which would result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to Section 4058 of Erisa.

      6. Remedies. Upon the occurrence of an Event of Default described in subsections 5.1(f) and (g), immediately and automatically, and upon the occurrence of any other Event of Default continuing beyond any applicable cure periods, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

      (a) The Revolving Line of Credit established hereunder shall terminate and outstanding amounts thereunder will be due and payable on the Revolving Maturity Date and will not be converted to the Term Loan as provided herein;

      (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

      (c) the Bank may exercise any and all rights it has under this Agreement, the Note, the Security Agreement and any other document executed in connection herewith, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

      7. Notices. All notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by facsimile or when delivered to overnight courier. Notices to the Bank shall be given to State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110 Attn:
Suzanne L. Dwyer or Corporate Banking Division Executive and notice to the Borrower shall be deemed to have been given if given at the address stated at the beginning of this letter agreement, Attention: Carleton Bryant.

      8. Miscellaneous. No waivers shall be effective unless in writing. All amendments hereto must be in writing signed by all parties hereto. Any amounts owing from the Bank to the undersigned, including deposits, may be set off against past due obligations of any of the undersigned to the Bank. This letter and the Note shall be governed by the laws of The Commonwealth of Massachusetts. The Borrower may not assign or transfer or participate any of its rights hereunder and under the Note without consent of the Borrower.

      9. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

      "Capital Expenditures" shall mean any expenditures made or obligations incurred by the Borrower in connection with the acquisition of any equipment or other property constituting fixed assets.

      "Consolidated Current Liabilities" shall mean at any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of the Borrower at such date, plus, to the extent not already included therein, all Loans made hereunder, and all Indebtedness that is payable upon demand or within on year form the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Borrower to a date more than one year from the date of determination.

      "Consolidated Tangible Net Worth" shall mean the total assets of the Borrower and its Subsidiaries minus (x) the sum of any amounts attributable to (i) goodwill, (ii) intangible items such as unamortized debt discount and expense, patents, trade marks and names, service marks and names, copyrights and research and development expenses except prepaid expenses, and (iii) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements last delivered to the Bank and (y) Consolidated Total Liabilities of the Borrower and its Subsidiaries.

      "Consolidated Total Liabilities" shall mean at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries, including in any event all Indebtedness.

      "Debt Service Coverage Ratio" shall mean, at any date as of which the amount thereof shall be determined, the ratio of the total of the Borrower's and its Subsidiaries' (x) net income after taxes for such period, excluding any extraordinary items, plus (b) depreciation, amortization and interest for such period, minus (c) Capital Expenditures for such period not financed by the Bank to (y) current maturities of long term Indebtedness for such period.

      "Indebtedness" shall mean all obligations for borrowed money and other extensions of credit to the Borrower, secured or unsecured, absolute or contingent, whether or not evidenced by a note, bond or other instrument, all guarantees, all obligations reflecting the deferred purchase price of property or other accounts payable, and all obligations of the Borrower secured by a mortgage, lien, pledge or other security interest, together with any interest, charges and fees payable on any of the foregoing.

      "Leverage Ratio" shall mean the ratio of the Borrower's Consolidated Tangible Net Worth to the Borrower's Consolidated Total Liabilities for such period.

      "Obligations" shall mean any and all obligations of the Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

      "Subsidiary" shall mean any corporation, association, or similar organization of which 50% or more of the ordinary voting power for the election of a majority of the board of directors or other governing body of such entity is held or controlled by the Borrower or Subsidiary of the Borrower and including, in any event, Guarantor; or any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has a 50% ownership interest.

      "Working Capital" shall mean the amount by which consolidated current assets of the Borrower and its Subsidiaries exceeds
      Consolidated Current Liabilities of the Borrower and its Subsidiaries at the time of determination.

      If the foregoing satisfactorily sets forth the terms and conditions of this credit facility, please execute and return the enclosed copy of this letter agreement, the Note, and applicable Security Agreement and such other documents and agreements as the Bank may request each of which when received will be considered to be an agreement executed under seal to be governed by the laws of The Commonwealth of Massachusetts effective when received by the Bank. We are pleased to provide this loan facility and look forward to the ongoing development of our relationship.

                                       Sincerely,

                                       STATE STREET BANK AND TRUST COMPANY

                                       By: /s/ Suzanne L. Dwyer
                                       Title: Loan Officer

Acknowledged and accepted:

WESTERBEKE CORPORATION

By: /s/ Carleton L. Bryant
Title: Executive Vice President

Date: January 23, 1996

Exhibits

A--Note
B--Indebtedness/Encumbrances